Exhibit B-17(a)

ARTICLES OF CONVERSION OF SOUTHERN GULF RAILWAY COMPANY, A TEXAS BUSINESS CORPORATION INTO SOUTHERN GULF RAILWAY LLC, A TEXAS LIMITED LIABILITY COMPANY,

AS THE SURVIVING ENTITY

Pursuant to the provisions of Article 5.18 of the Texas Business Corporation Act, the undersigned converting entity certifies the following articles of conversion adopted for the purpose of effecting a conversion of Southern Gulf Railway Company, a Texas business corporation ("converting entity") with and into Southern Gulf Railway LLC, a Texas limited liability company ("converted entity"), in accordance with the provisions of the Texas Business Corporation Act.

    The name, state or country of incorporation, formation, and organization of the converting entity, and organizational form of the converting entity are Southern Gulf Railway Company which was incorporated as a for profit business corporation under the Texas Business Corporation Act on February 24, 1993;
    A plan of conversion was approved and adopted in accordance with the provisions of Articles 5.03 and 5.17 of the Texas Business Corporation Act providing for the conversion of Southern Gulf Railway Company, a corporation incorporated under the Texas Business Corporation Act to Southern Gulf Railway LLC, a Texas limited liability company;
    An executed plan of conversion is on file at the principal place of business of the converting entity at 350 Pine Street, Beaumont, TX 77701, and, from and after the conversion an executed plan of conversion will be on file at the principal place of business of the converted entity at 350 Pine Street, Beaumont, TX 77701;
    A copy of the plan of conversion will be furnished by the converting entity (prior to the conversion) or by the converted entity (after the conversion), on written request and without cost, to any shareholder or member of the converting entity or the converted entity;
    The approval of the plan of conversion was duly authorized by all action required by the laws of the State of Texas under which Southern Gulf Railway Company is incorporated and by its constituent documents;
    The converting entity has 1,000 shares of common stock outstanding, and the plan of conversion was unanimously approved by the shareholders of the converting entity;
    Two copies of the articles of incorporation of Southern Gulf Railway Company are being filed with the secretary of state with the articles of conversion; and
    The converted entity will be liable for the payment of all fees and franchise taxes of the converting entity required by law.

Dated: December 17, 2003 Southern Gulf Railway Inc.

By: /s/ Steven McNeal
Steven McNeal
Vice President and Treasurer

PLAN OF CONVERSION OF SOUTHERN GULF RAILWAY COMPANY, A TEXAS BUSINESS CORPORATION INTO SOUTHERN GULF RAILWAY LLC, A TEXAS LIMITED LIABILITY COMPANY, AS THE SURVIVING ENTITY

Pursuant to the provisions of Article 5.17 of the Texas Business Corporation Act, subject to the approval and consent of the sole shareholder of Southern Gulf Railway Company, the undersigned converting entity approves the following plan of conversion adopted for the purpose of effecting a conversion in accordance with the provisions of the Texas Business Corporation Act:

    This plan of conversion converts Southern Gulf Railway Company, (the converting entity), a corporation incorporated under the Texas Business Corporation Act to Southern Gulf Railway LLC, the converted entity, a Texas limited liability company.
    Pursuant to Article 5.20 of the Texas Business Corporation Act, the converting entity is continuing its existence in the organizational form of the converted entity.
    The converted entity shall be a limited liability company organized under the laws of the state of Texas.
    The outstanding shares of common stock of the converting entity held by Entergy Gulf States, Inc., the sole shareholder of the converting entity, are to be converted into 100% of the membership interests of the converted entity.
    Attachments:
    Attachment A: Articles of Incorporation of the converting entity
    Attachment B: Articles of Organization of the converted entity.

Dated: December 17, 2003

Southern Gulf Railway Company
By: /s/ Steven C. McNeal
Steven C. McNeal
Vice President and Treasurer

SOUTHERN GULF RAILWAY COMPANY
STOCKHOLDER'S WRITTEN CONSENT
TO THE PLAN OF CONVERSION

December 17, 2003

The undersigned, Entergy Gulf States, Inc., being the holder of all the issued and outstanding shares of Common Stock of Southern Gulf Railway Company, a Texas corporation (the "Corporation), does hereby adopt by written consent in lieu of meeting, pursuant to Article 9.10 of the Tex. Bus. Corp. Act, the following resolution:

NOW THEREFORE, it is hereby:

RESOLVED, that the Plan of Conversion, attached hereto, be, and it hereby is, approved, ratified and placed in effect.

All statutory and by law requirements of notice of this meeting and action related thereto are hereby waived.

ENTERGY GULF STATES, INC.

By: /s/ Steven C. McNeal
Steven C. McNeal
Vice President and Treasurer